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Exhibit 5.1

Consent of Independent Auditor

        We hereby consent to the incorporation by reference in this Amendment No. 1 to the registration statement on Form F-10 of Aeterna Zentaris Inc. of our report dated March 17, 2015 relating to the financial statements and effectiveness of internal control over financial reporting of Aeterna Zentaris Inc., which appears in Aeterna Zentaris Inc.'s Annual Report on Form 20-F for the year ended December 31, 2014. We also consent to the reference to us under the heading "Experts" in such registration statement.

/s/ PricewaterhouseCoopers LLP1

Montreal, Quebec
January 12, 2016

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Consent of Independent Auditor